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                                                     Exhibit 23.2


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 19, 1997 included in Pennsylvania Enterprises, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Form 8-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.




                                 ARTHUR ANDERSEN LLP
                                 -------------------
                                 Arthur Andersen LLP


New York, New York
November 18, 1999